EXHIBIT 5

[FRONTIER CORPORATION LETTERHEAD]

VIA ELECTRONIC TRANSMISSION

August 16, 1995

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

          RE:  Frontier Corporation
               Registration Statements on Form S-8

Ladies and Gentlemen:

          I am the Corporate Counsel of Frontier Corporation (the "Company") and have acted on behalf of the Company in connection with its Registration Statement on Form S-8 (the "Registration Statement") to register under the Securities Act of 1933, as amended, an aggregate of 7,735,414 shares of Common Stock of the Company (such registered shares being hereinafter referred to as the "Shares"), all to be issued pursuant to certain employee benefit plans of ALC Communications Corporation ("ALC") named in the Registration Statement (the "Plans") upon the exercise of stock options (the "Options") previously granted under the Plans in respect of ALC common stock which, following the merger of a wholly owned subsidiary of the Company with and into ALC on August 16, 1995, constitute options to purchase the Shares under the terms of the Plans and the Agreement and Plan of Merger dated as of April 9, 1995 among the Company, Frontier Subsidiary One, Inc. and ALC (the "Merger Agreement").

          I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate in connection with rendering this opinion.

          Based on the foregoing, I am of the opinion that the Shares have been duly authorized by the Company for issuance and will, when issued in accordance with the terms of the Plans and the Merger Agreement upon the exercise of the Options, be validly issued, fully paid and non-assessable.

          I hereby consent to the filing of this opinion as an exhibit to the above mentioned Registration Statement on Form S-8 and any reference to me contained therein.

                                               Very truly yours,

                                               /s/ Helen A. Zamboni

                                               Helen A. Zamboni
                                               Corporate Counsel